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                                                                  April 1, 2010

New England Life Insurance Company
501 Boylston Street
Boston, Massachusetts 02116

Metropolitan Life Insurance Company
200 Park Avenue
New York, New York 10166

New England Securities Corporation
1095 Avenue of the Americas
New York, New York 10036

    Re:  Letter Supplement dated April 1, 2010 to the Distribution Agreement

Ladies and Gentlemen:

The undersigned parties, New England Variable Life Insurance Company (now New England Life Insurance Company, "NELICO"), Metropolitan Life Insurance Company ("MetLife") and New England Securities Corporation ("NES"), hereby agree to and acknowledge the following:

   WHEREAS the Administrative Services Agreement dated July 1, 1996 between NELICO and MetLife and the Letter Supplement to the Administrative Services Agreement dated August 8, 1996 among NELICO, MetLife and NES (the "Administrative Services Agreement") has been terminated; and

   WHEREAS MetLife has assumed all responsibilities of NELICO under the Administrative Services Agreement;

   THEREFORE, the Distribution Agreement dated August 19, 1996 among NELICO, MetLife and NES (the "Distribution Agreement") is hereby amended as follows:

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       (a)All references to the Administrative Services Agreement and to
          NELICO's provision of services under the Administrative Services Agreement are removed; and

       (b)All references to NELICO in the numbered paragraphs, except in paragraph 11, are removed.

                                          Very truly yours,

NEW ENGLAND LIFE INSURANCE COMPANY

/s/ Marie C. Swift
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By: Marie C. Swift

Title: Vice President and Counsel

METROPOLITAN LIFE INSURANCE COMPANY

/s/ Gregory E. Illson
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By: Gregory E. Illson

Title: Vice President

NEW ENGLAND SECURITIES CORPORATION

/s/ Rebecca Kovatch
-----------------------------
By: Rebecca Kovatch

Title: Vice President

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